Exhibit 10.12

鑫水植物桖合作协议补充协议书

Supplement Agreement to the Exclusive Distribution Agreement

甲方（全称）：潍坊寿蔬生物科技有限公司

Party A: Weifang Shoushu Bio-Technology Co., Ltd.

乙方（全称）：杭州野之缘农业开发有限公司

Party B: Hangzhou Yezhiyuan Agriculture Development Co., Ltd.

本协议中的所有术语，除非另有说明，否则其定义与双方于2014年8月31日签订的《鑫水植物桖合作协议》（以下简称“原合同”）中的定义相同。

Unless indicated otherwise, the definitions of terms in this agreements shall be consistent with the Xinshui Zhiwuxi Cooperation Agreement between the parties, dated August 31, 2014 (the “Original Contract”).

鉴于：

甲乙双方本着互利互惠的原则，经友好协商，依据实际情况，在原合同基础上变更合同条款部分内容，特订立以下补充协议。

Whereas:

Based on the principle of mutual benefit, upon friendly negotiation and based on practical circumstances and the Original Contract, Party A and B agreed to sign this supplemental contract to amend certain provisions of the Original Contract.

一、           协议内容变更部分为：

Amended terms of the Original Contract are:

1, 甲方授权乙方的5年独家经销权有效期（2014年9月1日至2019年8月31日）变更为：7年（2014年9月1日至2021年8月31日）。

The term of exclusive distribution rights Party A has granted to Party B shall change from 5 years (from September 1, 2014 to August 31, 2019) to 7 years (from September 1, 2014 to August 31, 2021).

2. 第一个协议年度平均每月销量不低于6万瓶；第二个协议年度每月销量不低于7.5万瓶；自第三个协议年度开始，乙方应保持逐年不低于10%销售增长比率，变更为：由于产品的前期宣传推广，对前两个协议年度销售数量不做任何要求，自第三个协议年度（2016年9月1日至2017年8月31日）开始，平均每月销量不低于6万瓶，第四个协议年度每月销量不低于7.5万瓶，第五个协议年度开始，乙方应保持逐年不低于10%销售增长比率。

The term of “The average monthly sales shall be no less than 60,000 bottles as of the first anniversary of the agreement; no less than 75000 bottles as of the second anniversary of the agreement; and the growth rate of sales should be no less than 10% each year” shall change to “there is no requirements of sales in the first two years due to preliminary product promotion; starting from the third year, the average monthly sales should be no less than 60,000 bottles and the average monthly sales should be no less than 75,000 bottles in the fourth year of the agreement. From the fifth year of the agreement, Party B shall maintain an annual growth rate of sales of at least 10%.”

3、乙方需向甲方交纳200万元作为市场保证金，变更为：不需要缴纳市场保证金。

The term “Party B shall pay Party A 2 million RMB as the deposit” changed as No deposit is required.”

二、本协议生效后，即成为原合同不可分割的组成部分，与原合同具有同等的法律效力。

After this agreement becomes effective, it shall become an integral part of the Original Contract with the same legal effect.

除本协议中明确所作修改的条款之外，原合同的其余部分应完全继续有效。

In addition to the terms expressly amended in this agreement, the remainder of the Original Contract shall continue to be valid.

本协议与原合同有相互冲突时，以本协议为准。

This Agreement shall prevail if it conflicts with the Original Contract.

三、本协议一式贰份，甲、乙双方各执一份，具有同等法律效力，自双方签字盖章之日起生效。

This agreement has two originals with the same legal effect, each party holding one original. This agreement shall come in effect after the parties sign or place their corporation chops on the agreement.

甲方：潍坊寿蔬生物科技有限公司

（公  章）

Party A: Weifang Shoushu Bio-Technology Co., Ltd.

(Seal)

乙方：杭州野之缘农业开发有限公司

（公章）

Party B: Hangzhou Yezhiyuan Agriculture Development Co., Ltd.

(Seal)

日期：  2016年3月1日

Date:   March 1, 2016